Exhibit 99.1

COMPUCREDIT REPORTS RECORD QUARTERLY EARNINGS

ATLANTA, GA, August 3, 2005 – CompuCredit (NASDAQ: CCRT) reported record net income attributable to common shareholders of $66.5 million, or $1.29 per diluted share for the second quarter of 2005, as compared to $13.8 million, or $0.28 per diluted share from a year ago.

“We were very pleased with our record earnings this quarter,” said David G. Hanna, Chairman and CEO. “The sale of a significant portfolio of previously charged-off receivables this quarter was a major contributor to our results, and we also feel very good about the performance of each of our business units in a terrific economic environment for our business.”

The net interest margin was 22.7 percent in the second quarter of 2005, as compared to 20.2 percent for the second quarter of 2004.  The adjusted charge-off rate was 8.0 percent in the second quarter of 2005, as compared to 8.8 percent for the second quarter of 2004.  Also, at June 30, 2005, the 60-plus day delinquency rate was 8.3 percent, as compared to 9.6 percent at June 30, 2004.

Various references within this press release and the accompanying financial information are to the Company’s managed receivables, which include the Company’s non-securitized receivables, as well as the receivables underlying the Company’s off balance sheet securitization facilities.  Financial, operating and statistical data based on these aggregate managed receivables are key to any evaluation of the Company’s performance in managing (including underwriting, valuing purchased receivables, servicing and collecting) the aggregate of the portfolios of receivables reflected on the Company’s balance sheet and underlying the Company’s securitization facilities.  In allocating the Company’s resources and managing the Company’s business, management relies heavily upon financial, operating and statistical data prepared on a so-called “managed basis.”  It is also important to analysts, investors and others that the Company provides selected metrics and data on a managed basis because this allows a comparison of CompuCredit to others within the specialty finance industry.  Moreover, the Company’s management, analysts, investors and others believe it is critical that they understand the credit performance of the entire portfolio of the Company’s managed receivables because it reveals information concerning the quality of loan originations and the related credit risks inherent within the securitized portfolios and the Company’s retained interests in its securitization facilities.

Managed receivables data assume that none of the credit card receivables underlying the Company’s off balance sheet securitization facilities were ever transferred to securitization facilities and present the net credit losses and delinquent balances on the receivables as if the Company still owned the receivables.  Reconciliation of the managed receivables data to the Company’s GAAP financial statements requires: (1) recognition that a significant majority of the Company’s loans and fees receivable (i.e., all but $357.0 million of GAAP loans and fees receivables at gross face value) had been sold in securitization transactions as of June 30, 2005; (2) a look-through to the Company’s economic share of the receivables that it manages for its two equity-method investees; (3) removal of the Company’s minority interest holders’ interests in the managed receivables underlying the Company’s GAAP consolidated results; and (4) recognition that the de-securitized Fingerhut managed receivables are recorded at a $0.0 basis in the Company’s GAAP financial statements.

Our expectation with regard to performance of our business units is a forward-looking statement.  Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond CompuCredit's control.  Actual results may differ materially from those suggested by the forward-looking statements.  Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the factors set forth in "Item 1. Business-Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, changes in the general economy that might make originated and acquired receivables more difficult to collect (and future receivables less profitable), our ability to transfer acquired receivables to our systems and effectively collect them, and our ability to successfully integrate and grow acquired businesses.  CompuCredit expressly disclaims any obligation to update any forward-looking statements except as may be required by law.

*       *       *      *      *

Further details regarding CompuCredit’s second quarter financial performance will be discussed during management’s conference call on Thursday, August 4, 2005 at 8:00 a.m., Eastern Time.  The media and public are invited to listen to the live webcast of the call, accessible on the Internet at www.CompuCredit.com.  A replay of the conference call also will be available on the web site.

CompuCredit Corporation is a specialty finance company and marketer of branded credit cards and related financial services.  CompuCredit provides these services to consumers who are underserved by traditional financial institutions.  Through corporate and affinity contributions focused on the underserved and un-banked communities, CompuCredit also uses its financial resources and volunteer efforts to address the numerous challenges affecting its customers.  For more information about CompuCredit, visit http://www.CompuCredit.com.

Contact:	Jay Putnam
CompuCredit Corporation
phone: 770-206-6200
email: Jay.Putnam@compucredit.com

CompuCredit Corporation (CCRT)

Financial and Statistical Summary

(Unaudited)

	At or For the Three Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004
	(In thousands, except per share data)

Common Share Statistics
EPS — Basic	$1.33	$0.96	$0.29
EPS — Diluted	$1.29	$0.94	$0.28
Book Value Per Common Share Outstanding (period end) (1)	$14.47	$14.25	$11.93
Stock Price Per Share (period end)	$34.28	$26.62	$17.30
Total Market Capitalization (period end)	$1,667,382	$1,371,254	$797,461
Shares Outstanding (period end)	48,640	51,507	46,096
Weighted Average Shares O/S — Basic	50,125	51,277	51,548
Weighted Average Shares O/S — Diluted	51,541	52,516	52,389

Average Managed Receivables Statistics (2)
Average Managed Receivables	$2,368,897	$2,335,567	$2,007,406
Average Shareholders’ Equity	$709,520	$705,344	$607,827
Net Interest Margin	22.7%	20.8%	20.2%
Return on Average Managed Receivables	11.2%	8.4%	3.0%
Return on Average Equity (ROE)	37.5%	27.9%	9.8%
Net Charge-Off Rate	11.8%	9.2%	14.8%
Adjusted Charge-Off Rate	8.0%	6.9%	8.8%
Adjusted Charge-Offs	$47,413	$40,491	$44,329
Risk Adjusted Margin	40.3%	27.8%	22.7%
Operating Ratio	15.4%	14.3%	11.3%
Other Income ratio	27.3%	13.9%	11.1%

Period-End Selected Credit Card Data (3)
Total Managed Receivables	$2,359,903	$2,274,329	$1,959,811
Delinquency Rate (60+ days)	8.3%	8.7%	9.6%
Number of Accounts	3,092	3,009	2,222
Shareholders’ Equity	$703,685	$734,201	$608,144
Equity to Managed Receivables Ratio	29.8%	32.3%	31.0%

(1) Assumes that any outstanding preferred shares are converted into common shares as of end of each period.

(2) Excludes receivables acquired at or near charge-off at the time of purchase.

CompuCredit Corporation and Subsidiaries

Consolidated Balance Sheets

	June 30, 2005	December 31, 2004
	(Unaudited)
	(Dollars in thousands)
Assets
Cash and cash equivalents (including restricted cash of $11,839 and $11,615 at June 30, 2005 and December 31, 2004, respectively)	$216,472	$68,240
Securitized earning assets	586,766	536,718
Non-securitized earning assets	306,373	158,430
Deferred costs, net	35,130	34,920
Software, furniture, fixtures and equipment, net	34,462	31,552
Investment in equity-method investees	74,278	42,059
Intangibles, net	15,312	10,643
Goodwill	131,143	100,552
Prepaid expenses and other assets	25,241	20,412

Total assets	$1,425,177	$1,003,526

Liabilities
Accounts payable and accrued expenses	$79,210	$36,088
Notes payable	145,609	83,624
Convertible senior notes	250,000	—
Deferred revenue	87,954	29,830
Current and deferred income tax liabilities	105,532	115,786
Total liabilities	668,305	265,328

Minority interests	53,187	54,308
Shareholders’ equity
Common stock, no par value, 150,000,000 shares authorized: 53,385,718 and 53,159,253 issued at June 30, 2005 and December 31, 2004, respectively	—	—
Additional paid-in capital	312,128	303,356
Treasury stock, at cost, 4,745,646 and 1,914,646 shares at June 30, 2005 and December 31, 2004, respectively	(125,927)	(26,721)
Deferred compensation	(6,405)	(922)
Warrant	25,610	25,610
Retained earnings	498,279	382,567
Total shareholders’ equity	703,685	683,890
Total liabilities and shareholders’ equity	$1,425,177	$1,003,526

CompuCredit Corporation and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2005	March 31, 2005	June 30, 2004	June 30, 2005	June 30, 2004
	(Dollars in thousands, except per share data)

Interest income:
Consumer loans, including past due fees	$30,944	$14,037	$9,548	$44,981	$15,580
Other(1)	4,320	2,912	1,944	7,232	3,617
Total interest income	35,264	16,949	11,492	52,213	19,197
Interest expense(2)	(16,373)	(2,422)	(680)	(18,795)	(771)
Net interest income before fees and other income on non securitized earning assets and provision for loan losses	18,891	14,527	10,812	33,418	18,426
Fees and other income on non securitized earning assets	171,718	100,766	37,563	272,484	68,338
Provision for loan losses	(39,590)	(19,224)	(14,885)	(58,814)	(24,000)
Net interest income, fees and other income on non-securitized earning assets	151,019	96,069	33,490	247,088	62,764

Other operating income:
Fees and other income on securitized earning assets	22,489	43,492	35,312	59,981	75,955
Servicing income	37,693	30,459	21,926	74,152	47,224
Ancillary and interchange revenues	6,469	5,533	5,888	12,002	10,126
Equity in income of equity-method investees	7,362	18,819	(223)	26,181	(437)
Total other operating income	74,013	98,303	62,903	172,316	132,868
Other operating expense:
Salaries and benefits	7,882	7,107	5,127	14,989	11,372
Card and loan servicing	63,173	59,335	36,874	122,508	73,892
Marketing and solicitation	20,156	18,050	9,030	38,206	14,729
Depreciation	4,346	4,213	3,959	8,559	7,952
Other(3)	21,858	19,058	10,857	40,916	20,772
Total other operating expense	117,415	107,763	65,847	225,178	128,717
Income before minority interest and income taxes	107,617	86,609	30,546	194,226	66,915
Minority interest	(2,842)	(9,161)	(6,754)	(12,003)	(13,047)
Income before income taxes	104,775	77,448	23,792	182,223	53,868
Income taxes	(38,243)	(28,268)	(8,941)	(66,511)	(20,229)
Net income	$66,532	$49,180	$14,851	$115,712	$33,639
Net income attributable to common shareholders	$66,532	$49,180	$13,754	$115,712	$31,472
Income per share – basic	$1.33	$0.96	$0.29	$2.28	$0.65

Income per share – diluted	$1.29	$0.94	$0.28	$2.23	$0.64

(1)          Other interest income, which is not a component of net interest margin on the Financial and Statistical Summary, includes $320, $302, $267, $622, and $515 (in thousands) for the respective periods related to a minority interest partner’s share of other interest income.

(2)          Includes Auto Finance segment interest expense of $2,441, $0, $0, $2,441, and $0 (in thousands) for the respective periods; Auto Finance segment interest expense is the only component of interest expense that is included as an offset in determining net interest margin on the Financial and Statistical Summary.

(3)          Other operating expense includes ancillary product expenses of $575, $166, $239, $741 and $537 (in thousands) for the respective periods.

CompuCredit Corporation and Subsidiaries

Business Segment Data (Unaudited)

Three Months Ended June 30, 2005	Credit Cards	Investments in Previously Charged Off Receivables	Retail Micro- Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$38,757	$87,043	$14,697	$9,553	$969	$151,019
Total other operating income	$65,049	$2,036	$6,928	—	—	$74,013
Income (loss) before income taxes	$29,030	$77,587	$2,717	$2,973	$(7,532)	$104,775

Total assets	$917,569	$157,699	$165,780	$172,319	$11,810	$1,425,177

Six Months Ended June 30, 2005	Credit Cards	Investments in Previously Charged Off Receivables	Retail Micro-Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$102,767	$104,551	$29,012	$9,553	$1,205	$247,088
Total other operating income	$157,917	$2,036	$12,363	—	—	$172,316
Income (loss) before income taxes	$104,293	$84,658	$3,607	$2,973	$(13,308)	$182,223

Total assets	$917,569	$157,699	$165,780	$172,319	$11,810	$1,425,177

Three Months Ended June 30, 2004	Credit Cards	Investments in Previously Charged Off Receivables	Retail Micro-Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$18,329	$12,982	$2,105	—	$74	$33,490
Total other operating income	$60,492	—	$2,411	—	—	$62,903
Income (loss) before income taxes	$26,412	$2,253	$807	—	$(5,680)	$23,792

Total assets	$699,975	$22,384	$115,470	—	$4,040	$841,869

Six Months Ended June 30, 2004	Credit Cards	Investments in Previously Charged Off Receivables	Retail Micro-Loans	Auto Finance	Other	Total
Net interest income, fees and other income on non-securitized earning assets	$33,567	$27,001	$2,105	—	$91	$62,764
Total other operating income	$130,457	—	$2,411	—	—	$132,868
Income (loss) before income taxes	$54,108	$7,512	$807	—	$(8,559)	$53,868

Total assets	$699,975	$22,384	$115,470	—	$4,040	$841,869